UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Materials Pursuant to Section 240.14a-12

ECHELON CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Customers and Partners,

We are excited to inform you that Echelon’s Board of Directors has just accepted an offer to be acquired by Adesto Technologies. Like Echelon, Adesto is a NASDAQ-listed company focused on serving the needs of the IoT market. They are a leader in providing innovative semiconductors, and their technology is used by more than 2,000 customers worldwide, including a large number of industrial focused companies.

The combination of the two IoT companies will allow greater resources to be applied to developing and supporting products and solutions in this rapidly growing and dynamic market. With complementary products and a shared strategic vision, Echelon and Adesto will be in a stronger position to meet the current and future needs of customers.

The acquisition is expected to close later in Q3 of this year, pending shareholder approval.

Additional information about the acquisition will be posted on the Echelon website in the coming weeks. Please contact info@echelon.com if you have any questions.

We really appreciate your business, and look forward to meeting your needs in the future.

Sincerely,

Ron Sege, Chairman and CEO

Echelon Corporation

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Forward-looking Statements

This document contains forward-looking statements related to the proposed transaction between Adesto Technologies Corporation (“Adesto”) and Echelon Corporation (“Echelon”), including statements regarding the expected benefits of the transaction, the time frame in which the transaction will occur and Adesto’s financing of the acquisition, as well as statements regarding the companies’ products and markets. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including the following, among others: Echelon stockholders may not approve the transaction; closing of the transaction may not occur or may be delayed; expected synergies and other financial benefits of the transaction may not be realized; integration of the acquisition post-closing may not occur as anticipated; litigation related to the transaction may delay or negatively impact the transaction; unanticipated restructuring costs may be incurred or undisclosed liabilities assumed; attempts to retain key personnel and customers may not succeed; the business combination or the combined company’s products may not be supported by third parties; actions by competitors may negatively impact results; and there may be negative changes in general economic conditions in the regions or the industries in which Adesto and Echelon operate. In addition, please refer to the documents that Adesto and Echelon file with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this document. Readers are cautioned not to put undue reliance on forward-looking statements, and Adesto and Echelon assume no obligation and do not intend to update these forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

Echelon Corporation (the “Company”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the acquisition of the Company (the “Transaction”). The Company plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies in connection with the Transaction.

Ronald A. Sege, Robert J. Finocchio, Jr., Armas Clifford Markkula, Jr., Robert R. Maxfield and Betsy Rafael, all of whom are members of the Company’s Board of Directors, and C. Michael Marszewski, Vice President and Chief Financial Officer, are participants in the Company’s solicitation. Of such participants, each of Messrs. Markkula, Maxfield and Sege owns in excess of 1% of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2018 Annual Meeting of Stockholders (the “2018 Proxy Statement”), which was filed with the SEC on April 6, 2018. To the extent that holdings of Company’s securities have changed since the amounts printed in the 2018 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

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Promptly after filing its definitive Transaction Proxy Statement with the SEC, the Company Corporation will mail the definitive Transaction Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by the Company with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of the Company’s definitive Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by the Company with the SEC in connection with the Transaction will also be available, free of charge, at the Company’s website (http://www.echelon.com) or by writing to Investor Relations, Echelon Corporation, 2901 Patrick Henry Drive, Santa Clara, CA 95054.

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